EXHIBIT 10.8

I-PROVED                                                          IST-2001-33332

Contract creation date : 10/01/02 14/48                   [CETO 2.0.17][Doc 1.2]
                                              12-1999-01006-01-06-EN-TRA-00 (FR)





                     COMMISSION OF THE EUROPEAN COMMUNITIES

                     DIRECTORATE-GENERAL INFORMATION SOCIETY





                                The IST Programme



          Accompanying Measures specific to technology take-up measures

                             Cross Programme Themes

                          Action Line : IST-2001-5.1.5

                                    I-PROVED

      Interoperable Platform Relying On VocaliD Engineering and Deployment


                         Contract Number IST-2002-33332

                           CONTRACT No IST-2001-33332


The European Community ("the Community"), represented by the Commission of the European Communities ("The Commission"), itself represented for the signature of this contract by Robert Verrue, Director-General for Information Society or his Duly authorised representative,

Of the one part

And

- ELVA S.A. (ELVA S.A.) ("the coordinator"), established in France - 72 AVENUE EDOUARD VAILLANT, 92100 BOULOGNE BILLANCOURT, represented by its legal/statutory representative[s], SERGE PARIENTI, MANAGING DIRECTOR and/or PATRICK MISKO, PRESIDENT or his/her/their authorized representative[s],

- ECEBS LIMTED (ECEBS), established in UNITED KINGDOM - ECEBS HOUSE, 68 DODOBCROFT ROAD, MILLHOUSES SHEFFIELD S7 2LS, represented by its legal/statutory representative[s], MR DAVID BRADDOCK, MANAGING DIRECTOR and/or MR STEVEN NAYLOR, FINANCE DIRECTOR or his/her/their authorized representative[s],

- AURIGAE S.A. (AURIGAE), established in SPAIN - JOSE ECHEGARAY, 10 BLOQUE 4-2(degree), 28100 ALCOBENDAS (MADRID), represented by its legal/statutory representative[s], MR JUAN MANUEL GOMEZ NACARINO, GENERAL MANAGER and/or MS GALIA GOMEZ, MARKETING DIRECTOT or his/her/their authorized representative[s],

- JET MULTIMEDIA HOSTING (JET MULTIMEDIA), established in France - 51 RUE MONTGOLFIER, 69006 LYON 06, represented by its legal/statutory representative[s], MR BRUNO LAURENT, DEPUTY DIRECTOR GENERAL or his/her/their authorized representative[s],

- ORGANISATION RECONSTRUCTION TRAVAIL (ORT FRANCE), established in France - 10, VILLA D4EYLAU, 75116 PARIS, represented by its legal/statutory representative[s], DR GUY SENIAK, MANAGER DIRECTOR and/or PROF MARC TIMSIT, FINANCIAL MANAGER or his/her/their authorized representative[s],

- LAKE HOLDING LIMITED (LAKE HOLDINGS), established in IRELAND - BEECH HOUSE, GREENHILLS ROAD, TALLAGHT/DUBLIN 24, represented by its legal/statutory representative[s], MR CAOIMHIN O'LAOI, CHIEF FINANCIAL OFFICER and/or MS MAIRE CRONIN, FINANCE MANAGER or his/her/their authorized representative[s],

- DUCASSE ON LINE (DUCASSE), established in France - 51 BOULEVARD BIRON, 93400 ST OUEN, represented by its legal/statutory representative[s], FRANCOIS DE LA BROSSE or his/her/their authorized representative[s],

- PROBATIO (PROBATIO), established in France - 35, RUE DU PRE LA REINE, 63100 CLERMONT FERRAND, represented by its legal/statutory representative[s], LAURENT ALONZO, PRESIDENT or his/her/their authorized representative[s],

- TECHNOLOGIES NOUVELLES & SYSTEMES D'INFORMATION (TNSI), established in France - 19 ALLEE DES COTTAGES, 78210 SAINT CYR L'ECOLE, represented by its legal/staturory representative[s], MR OLIVIER ROIDOR, MANAGER or his/her/their authorized representative[s],

- NEUROCOM (NEUROCOM), established in France - 20 RUE DE L'EGLISE, 92200 NEUILLY SUR SEINE, represented by its legal/statutory representative[s], MICHEL GERARD, CEO or his/her/their authorized representative[s],

- ZNZ GROUP (ZNZ GROUP), established in France - 40 RUE DAMREMONT, 75018 PARIS 18, represented by its legal/statutory representative[s], FRANCOIS DE LA BROSSE, PRESIDENT DIRECTOR or his/her/their authorized representative[s], (collectively "the principal contractor"); of the other part, (collectively "the contracting parties")

HAVE AGREED to a project called "Interoperable Platform Relying On VocaliD Engineering and Deployment" to be carried out in the framework of the specific programme for research, technological development and demonstration on the user-friendly information society (1998-2002), (the "IST Programme") (the "specific programme") according to the following provisions.


Article 1- Scope

1. The principal contractors1 shall carry out the work set out in Annex I to this contract up to the last milestone specified in Annex I ("the project") in accordance with the conditions set out in this contract.

     Subject to cases of force majeure, the principal contractors shall use reasonable endeavours to achieved the results aimed at the project and shall carry it out jointly and severally vis-a-vis the Community

2. Without prejudice to the first paragraph, principal contractors may entrust the performance of part of the work set out in Annex I to this contract to members in accordance with the conditions of Article 5 of the Annex II to this contract. Members shall use reasonable endeavours to carry out the part of the project that is specifically assigned to them.

-------
1    The terms in italics are used in accordance  with the  definition  given in
     Article 1 of Annex II to this contract.

     The principal contractors shall be technically and financially responsible for their members in accordance with the terms and conditions set out in Articles 5, 17 and 18 of Annex II to this contract and in the membership agreement.


Article 2 - Duration

1. The duration of the project shall be 18 months from the first day of the month after the last signature of the contracting parties.

2. This contract shall enter into force following its signature by all the contracting parties.

This contract shall be completed on the date of the final payment of the Community's financial contribution. However,

-    Articles 5,6 and 8 of this contract,

- Article 2(1), first subparagraph, points (a), (e), (f), and (g), Article 2(2) (d), (e) and (i), Article 3(4) and (5), Article 4(5), Article 6, Articles 9 to 12 and Articles 16 and 17 of Annex II to this contract

Shall continue to apply after that date subject to any limitations specified in those Articles.


Article 3 - Estimated costs and maximum financial contribution of the Community

1. The total estimated eligible costs of the project are EUR 1,960,421 (ONE MILLION NINE HUNDRED SIXTY THOUSAND FOUR HUNDRED TWENTY euro).

2. The Community shall fund the eligible costs of the project in accordance with the table setting out the maximum rate of the Community contribution to the eligible costs by category of costs2 which follows the signatures affixed to this contract up to a maximum of EUR 1,154,000 (ONE MILLION ONE HUNDRED FIFTY-FOUR THOUSAND euro).

3. The Community's financial contribution to the project shall be paid as specified in Article 3 of Annex II to this contract to the coordinator's following bank account:

      Beneficiary name:    ZNZ GROUP
      Bank:                BANQUE OBC ODIER BUNGENER COURVOISIER
      Address:             57, AVENUE D'IENA, PARIS, France
      Account Number:      40798000011210660000174
      Payment Reference    .............  IST-2001-33332



------------------
2 In accordance with Annex III to Council Decision 1999/168/EC of 25 january 1999 adopting a specific programme for research, technological development and demonstration on a user-friendy information society (1998-2002), OJ L 64, 12.3 1999, p.20.

The initial advance for the project is fixed at EUR 461,600 (FOUR HUNDRED SIXTY-ONE THOUSAND SIX HUNDRED euro).

It shall be distributed among the principal contractors in accordance with the indications laid down in the table which follows the signatures to this contract.

The total amount of the initial advance and the periodic payments shall not exceed the maximum amount of the Community's financial contribution referred to in paragraph 2 of this Article, less a guarantee retention. The guarantee retention shall be 15% of the maximum amount of that contribution.


Article 4 - Project deliverables and summary statements of amounts transferred by the coordinator to be submitted to the Commission

1. 3 copies of the reports and of the cost statements required under this contract shall be submitted by the coordinator in accordance with Article 4 of Annex II to this contract. The reports shall be in English.

     Annex I to this contract shall determine the number of copies and the language of drafting of the other project deliverables.

2. The periodic and final report(s), the corresponding cost statements, including each integrated cost statement, as well as each summary of amounts transferred to the principal contractors by the coordinator shall cover successive of the 9 months from the project commencement date.

     Where the work is completed before the end of the duration of the project, the final report(s) and the corresponding cost statements, including the integrated cost statement, as well as the summary statement of amounts transferred to the principal contractors by the coordinator shall cover the period ending on that date.

     However, and without prejudice to the first or second subparagraph of this paragraph, the last cost statement of the coordinator and the integrated cost statement shall also cover the period necessary for the drafting of the final report(s) within the maximum time limit of two months as of the end of the duration of the project.

     The other project deliverables shall cover the periods set out in Annex I to this contract.


Article 5 - Applicable law and jurisdiction

1.   The law of BELGIUM shall govern this contract.

2. The Court of first Instance of the European Communities and, in the case of an appeal, the Court of Justice of the European Communities shall have sole jurisdiction to hear any disputes between the Community, on the one hand, and the principal contractors, on the other hand, as regards the validity, the application or any interpretation of this contract.

Article 6 - Special conditions

In addition to the special conditions set out in Annex III, the following conditions shall apply to this contract:

6.1 On the date of signature of this contract, "Associated State" means Bulgaria, the Czech Republic, the Republic of Cyprus, Estonia, Hungary, Iceland, Israel, Latvia, Liechtenstein, Lithuania, Norway, Poland, Romania, Slovakia and Slovania.

     Subject to its final conclusion, the association agreement signed with the Swiss Confederation is expected to enter into force on 1 January 2001.

6.2 Insert at the end of Article 3 (2) of this contract: "Where the eligible costs of the project are lower than the total estimated eligible costs of the project, the financial contribution from the Community shall be limited to the sum calculated by application of the rates of financial participation set in the table of indicative breakdown of the estimated eligible costs which follows the signatures to this contract."

6.3 The second sentence of the second subparagraph of article 3 (1) point (b) of Annex II to this contract shall be replaced by the following: "When each periodic payment is made, an amount equivalent to the percentage of the total Community contribution paid as the initial advance shall be retained."

6.4  Notwithstanding  the second  sentence of the first  subparagraph of Article
     5(1)  of  Annex  II  to  this  contract,   no  coordination  tasks  may  be
     subcontracted under this contract.

6.5 The following is added to Article 6 of Annex II to this contract: "The participants shall bear sole responsibility for assessing that the use of acronyms within the framework of this contract, including but not limited to the acronyms within the framework of this contract, including but not limited to the acronyms of the project, does not infringe existing trademarks, registered patents and other similar rights."

6.6 Where a principal contractor having successfully its obligations withdraws from the project before the termination date of the contract, in accordance with either the provision of Annex I or with Article 7.2 point (b) of the Annex II to this contract, the final payment to the said principal contractor shall include the guarantee retention of 15% of the maximum amount of the Community financial contribution to the said principal contractor.

6.7 Insert at the end of Article 14(7) of Annex II to this contract: "The costs of protection of the knowledge and a measures to demonstrate the potential for exploitation of the knowledge shall also exclude the costs of creating and marketing a product and process and the costs of creating and providing a service."

6.8  The  participant   ORGANISATION   RECONSTRUCTION  TRAVAIL  may  conclude  a
     subcontract with the following legal entities:

        - WEBITY and
        - WOL
        - TISCALI

The above-mentioned subcontracts shall be approved by the Commission.

6.9 For the purposes of this contract, ELVA S.A. and ZNZ GROUP, acting in close cooperation, shall ensure scientific coordination of the project and administrative and financial coordination of the project respectively.

The scientific coordinator shall perform the following obligations:

     -    scientific monitoring of the project ;

     - drafting of reports and verification of the data submitted for this pupose by the principal contractors and of the corresponding cost statements ;

     - formalities prior to termination of participation of a principal contractor.

The administrative and financial coordinator shall perform all the other obligations incumbent upon the coordinator, especially those set out in Article 2 (1) of Annex II to this contract.

All documents sent by the Commission in connection with the project shall be addressed to the administrative and financial coordinator.

Article 4 (2) subparagraph 3 of this contract and Article 2 (1) subparagraph 2 of Annex II to this contract shall apply to the scientific coordinator and to the administrative and financial coordinator.

Only the administrative and financial coordinator can charge to the contract the administrative and financial coordination costs set out in Article14 (9) of Annex II to this contract.


Article 7 - Amendments

This contract, including the Annexes thereto, may be amended only by written agreement between the authorised representatives of the contracting parties. No verbal agreement may be binding on the contracting parties for this purpose.

Any request for amendment must be received by the Commission at least two months before the expiry of the duration of the project.


Article 8 - Final provisions

1.   The following annexes are an integral part of this contract:

      Annex I - Description of work

      Annex II - General conditions

      Annex III - Special conditions for the IST Programme

2. In the event of any conflict between Annex I and the other provision of this contract, the latter shall take precedence.

3. The special conditions set out in Article 6 of and Annex III to this contract shall take precedence over any other provisions.


Article 9 - Signature and language of the contract

Two copies of the contract in English shall be signed by the contracting parties and only that language version shall be authentic.



     Done at Brussel,



On behalf of:     ELVA S.A. (ELVA S.A.)

Name:             SERGE PARIENTI
Title:            MANAGING DIRECTOR


Signature:        /s/ Serge Parienti




Name:             PATRICK MISKO
Title:            PRESIDENT


Signature:        /s/ Patrick Misko




                                            (stamp of the organisation)

On behalf of the Commission:

Name: (written out in full)
Title:   Authorized representative of Robert Verrue General Director


Signature:    /s/ George Metakides


Date:    5/2/2002